EXHIBIT 10.9.5

AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is dated as of April 24, 2019 between AIR WISCONSIN AIRLINES LLC (the “Borrower”) and HER MAJESTY IN RIGHT OF CANADA (the “Lender”) and further amends that certain Credit Agreement dated as of January 25, 2018, as amended by that certain Amendment No. 1 to Credit Agreement dated as of December 24, 2018, in each case between the Borrower and the Lender (collectively, the “Credit Agreement”).

WHEREAS, except as otherwise defined in this Amendment, the capitalized terms used herein shall have the meanings attributed thereto in the Credit Agreement; and

WHEREAS, in order to amend the Credit Agreement, the parties have agreed to execute this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Section 1.      Amendments to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended in the following manner:

(a)        The definition of “Maturity Date” is hereby deleted in its entirety and replaced with the following:

““Maturity Date”: July 1, 2020.”

(b)        The definition of “Principal Installment Amount” is hereby deleted in its entirety and replaced with the following:

““Principal Installment Amount”: $7,925,303 on the December 1, 2019 Principal Payment Date, $5,755,207 on the April 30, 2020 Principal Payment Date and $7,273,085 on the Maturity Date.”

(c)        The definition of “Principal Payment Date” is hereby deleted in its entirety and replaced with the following:

““Principal Payment Date”: each of December 1, 2019, April 30, 2020 and the Maturity Date; except that any Principal Payment Date that falls on a day which is not a Business Day shall instead occur on the following Business Day.”

Section 2.      Ratification. Except as amended hereby, the Credit Agreement continues and shall remain in full force and effect in all respects and each of the parties hereby confirms and ratifies its obligations thereunder. From and after the date hereof, each and every reference in the Credit Agreement to “this Agreement”, “herein”, “hereof’ or similar words and phrases referring to the Credit Agreement or any word or phrase referring to a section or provision of the Credit Agreement is deemed for all purposes to be a reference to the Credit Agreement or such section or provision as amended pursuant to this Amendment.

Section 3.      Counterparts. This Amendment may be signed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Amendment.

Section 4.      Governing Law. This Amendment shall in all respects be governed by and construed in accordance with the laws of the state of New York, including all matters of construction, validity and performance.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their authorized officers as of the date first written above.

AIR WISCONSIN AIRLINES LLC, as Borrower

By:	/s/ C. R. Deister

Name:	Christine R. Deister
Title:	CEO

HER MAJESTY IN RIGHT OF CANADA, as Lender

By:	/s/ Katie Furfaro

Name:	Katie Furfaro
Title:	Senior Associate

By:	/s/ Geoff Bleich

Name:	Geoff Bleich
Title:	Special Risks Manager